UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 8, 2006

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 8, 2006, the board of directors of HearUSA, Inc. (the “Company”) determined that its consolidated financial statements for the year ended December 31, 2005 should no longer be relied upon because of an error that relates to the calculation of the warrant liability appearing on the consolidated balance sheets. This liability arose as a result of the Company’s agreement to register the common shares underlying certain warrants and keep them registered during the three year term of the warrants. The Company is required to value this liability based on the fair value of the warrants using a Black-Scholes option pricing model. Changes in fair value of the warrant liability from period to period must be recorded as reductions or additions to interest expense. As the warrant holders exercise the warrants, the applicable portion of the remaining liability is reclassified to additional paid-in capital. For the 2005 fiscal year, the Company originally recorded $1.9 million related to the warrant liability. Due to the fluctuation in the Company’s common stock price at the end of 2005 the warrant liability should have been reduced to approximately $1.3 million and the Company should have reduced interest expense by approximately $513,000 in its consolidated statements of operations. Instead the Company recorded an increase of approximately $9,000. The restatement will therefore result in an adjustment of approximately $522,000 to the previously reported warrant liability balance at December 31, 2005 and decrease of the previously reported 2005 interest expense and net loss applicable to common stockholders by approximately $522,000.

The Company expects to file an Amendment No. 1 (the “Amendment”) to its 2005 Form 10-K that restates the consolidated financial statements included in the annual report on Form 10-K and sets forth where appropriate disclosures showing the effect of the corrections and changes to the consolidated financial statements. The Amendment will also contain such other disclosures and changes as the Company believes are necessary or appropriate. Until such time that this amendment is filed, the mentioned consolidated financial statements for this period should not be relied upon.

The Audit Committee and the authorized officers of the Company have discussed with the Company’s independent registered accounting firm the matters disclosed in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: May 9, 2006	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President and Chief Executive Officer